                                                                      Exhibit 99

                             A. H. Belo Corporation
          Unaudited Pro Forma Combined Condensed Statement of Earnings
                      Nine Months Ended September 30, 1997
                                 (in thousands)

                                                                           Historical
                                           ----------------------------------------------------------------------
                                                               Providence
                                            A. H. Belo           Journal             Less:              Add:
                                            Corporation          Company             TVFN               KENS
                                           -------------      -------------      -------------      -------------
Net Operating Revenues
     Broadcasting                          $     377,153      $      28,421      $          --      $      19,670
     Newspaper Publishing                        491,495             19,590                 --                 --
     Other                                        14,927              4,351             (9,480)                --
                                           -------------      -------------      -------------      -------------
          Total Net Operating Revenues           883,575             52,362             (9,480)            19,670

Operating Costs and Expenses                     616,693             56,324            (18,527)            10,679
Depreciation                                      52,837              6,289               (753)               759
Amortization                                      43,772              3,080             (1,234)                --
                                           -------------      -------------      -------------      -------------
Earnings (Loss) From Operations                  170,273            (13,331)            11,034              8,232

Interest Expense                                 (63,224)            (2,700)                46                 --
Other, Net                                         4,601             13,946               (771)                --
                                           -------------      -------------      -------------      -------------
Earnings (Loss) Before Income Taxes              111,650             (2,085)            10,309              8,232
Income Taxes                                      52,752               (509)             3,993              3,252
                                           -------------      -------------      -------------      -------------
Net Earnings (Loss)                        $      58,898      $      (1,576)     $       6,316      $       4,980
                                           =============      =============      =============      =============
Net Earnings Per Share (j):                $        1.03
                                           =============
Weighted Average Shares Outstanding               57,329
                                           =============


                                                                          Pro Forma
                                           ----------------------------------------------------------------------
                                           Elimination of         PJC              TVFN/KENS
                                              AHN (a)          Adjustments        Adjustments         Combined
                                           -------------      -------------      -------------      -------------
Net Operating Revenues
     Broadcasting                          $          --      $          --      $          --      $     425,244
     Newspaper Publishing                             --                 --                 --            511,085
     Other                                          (297)                --                 --              9,501
                                           -------------      -------------      -------------      -------------
          Total Net Operating Revenues              (297)                --                 --            945,830

Operating Costs and Expenses                      (8,069)                --                 --            657,100
Depreciation                                        (305)               946  b              --             59,773
Amortization                                          --              4,773  c           4,270  f          54,661
                                           -------------      -------------      -------------      -------------
Earnings (Loss) From Operations                    8,077             (5,719)            (4,270)           174,296

Interest Expense                                      --             (6,054) d          (3,488) g         (75,420)
Other, Net                                        (2,454)                --              1,273  h          16,595
                                           -------------      -------------      -------------      -------------
Earnings (Loss) Before Income Taxes                5,623            (11,773)            (6,485)           115,471
Income Taxes                                          --             (3,226) e          (2,504) i          53,758
                                           -------------      -------------      -------------      -------------
Net Earnings (Loss)                        $       5,623      $      (8,547)     $      (3,981)     $      61,713
                                           =============      =============      =============      =============
Net Earnings Per Share (j):                                                                         $        0.98
                                                                                                    =============
Weighted Average Shares Outstanding                                                                        62,817
                                                                                                    =============


See Notes to Pro Forma Combined Condensed Statements of Earnings

                             A. H. Belo Corporation
          Unaudited Pro Forma Combined Condensed Statement of Earnings
                      Nine Months Ended September 30, 1996
                                 (in thousands)

                                                                              Historical
                                             ----------------------------------------------------------------------------
                                                                    Providence
                                               A. H. Belo            Journal               Less:                Add:
                                              Corporation            Company               TVFN                 KENS
                                             -------------        -------------        -------------        -------------
Net Operating Revenues
     Broadcasting                            $     240,795        $     149,819        $          --        $      18,825
     Newspaper Publishing                          359,128               95,176                   --                   --
     Other                                           2,287                9,412               (9,361)                  --
                                             -------------        -------------        -------------        -------------
          Total Net Operating Revenues             602,210              254,407               (9,361)              18,825

Operating Costs and Expenses                       442,768              236,849              (21,050)              10,334
Depreciation                                        34,216               18,441               (1,063)                 780
Amortization                                        14,827               13,688               (1,851)                  --
                                             -------------        -------------        -------------        -------------
Earnings (Loss) From Operations                    110,399              (14,571)              14,603                7,711

Interest Expense                                   (20,531)             (15,246)                  --                   --
Other, Net                                           5,381               11,186               (1,334)                  --
                                             -------------        -------------        -------------        -------------
Earnings (Loss) Before Income Taxes                 95,249              (18,631)              13,269                7,711
Income Taxes                                        38,103                1,969                5,024                3,046
                                             -------------        -------------        -------------        -------------
Net Earnings (Loss)                          $      57,146        $     (20,600)       $       8,245        $       4,665
                                             =============        =============        =============        =============
Net Earnings Per Share (j):                  $        1.36
                                             =============
Weighted Average Shares Outstanding                 42,142
                                             =============


                                                                              Pro Forma
                                             ----------------------------------------------------------------------------
                                             Elimination of            PJC               TVFN/KENS
                                                AHN (a)            Adjustments          Adjustments           Combined
                                             -------------        -------------        -------------        -------------
Net Operating Revenues
     Broadcasting                            $          --        $          --        $          --        $     409,439
     Newspaper Publishing                               --                   --                   --              454,304
     Other                                            (196)               4,167   k               --                6,309
                                             -------------        -------------        -------------        -------------
          Total Net Operating Revenues                (196)               4,167                   --              870,052

Operating Costs and Expenses                       (16,958)               8,925   k               --              660,868
Depreciation                                          (931)               4,711  b,k              --               56,154
Amortization                                            --               21,943  c,k           4,270   f           52,877
                                             -------------        -------------        -------------        -------------
Earnings (Loss) From Operations                     17,693              (31,412)              (4,270)             100,153

Interest Expense                                        45              (25,541) d,k          (3,263)  g          (64,536)
Other, Net                                          (4,676)               3,288  k            (4,225)  h            9,620
                                             -------------        -------------        -------------        -------------
Earnings (Loss) Before Income Taxes                 13,062              (53,665)             (11,758)              45,237
Income Taxes                                            --              (11,410)  e           (4,666)  i           32,066
                                             -------------        -------------        -------------        -------------
Net Earnings (Loss)                          $      13,062        $     (42,255)       $      (7,092)       $      13,171
                                             =============        =============        =============        =============
Net Earnings Per Share (j):                                                                                 $        0.20
                                                                                                            =============
Weighted Average Shares Outstanding                                                                                67,537
                                                                                                            =============


See Notes to Pro Forma Combined Condensed Statements of Earnings

                             A. H. Belo Corporation
                      Notes to Unaudited Pro Forma Combined
                        Condensed Statements of Earnings

NOTE 1:  GENERAL

The pro forma combined condensed statements of earnings reflect the acquisition of The Providence Journal Company and other significant acquisitions and dispositions occurring during the period, as follows:

(i) Issuance of 25,395,000 shares of A. H. Belo Corporation (the "Company" or "Belo") Series A Common Stock at a price of $34.275 per share and the payment of $587,096,000 in cash to acquire all of the issued and outstanding shares of The Providence Journal Company ("PJC") effective February 28, 1997;

(ii) Exclusion of the operations of America's Health Network ("AHN"). The Company's interest in AHN was terminated effective July 31, 1997;

(iii) In 1996, acquisition by PJC for controlling interest in Television Food Network ("TVFN") prior to execution of the PJC acquisition agreement;

(iv) Purchase of KENS-TV in exchange for Belo's interest in TVFN and $75 million in cash.


NOTE 2:  UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS

Pro forma adjustments giving effect to the PJC acquisition and the TVFN/KENS exchange in the unaudited pro forma combined condensed statements of earnings reflect the following:

(a)       Elimination of the results of operations of AHN.  See Note 1 (ii).

(b) Depreciation of the step-up in basis to the fair market value for fixed assets acquired.

(c) Amortization of the excess of the purchase price over net tangible assets acquired, on a straight-line basis over 40 years, except for certain amounts attributable to newspaper subscriber lists, which are being amortized over 18 years. This adjustment is net of the elimination of the PJC historical amortization of excess acquisition costs over the values assigned to net tangible assets acquired in prior acquisitions.

(d) Increase in interest expense resulting from net borrowings incurred to finance a portion of the purchase price. The interest rate on borrowings is assumed to be 6.1% and 5.8% for 1997 and 1996, respectively, which is based on Belo's weighted average borrowing rates during the periods.

(e)      Income tax effect of pro forma adjustments.

(f) Amortization of the excess of the KENS purchase price over net tangible assets acquired, on a straight-line basis over 40 years.

(g) Increase in interest expense resulting from net borrowings incurred to finance the cash portion of the KENS purchase price. The interest rate on borrowings is assumed to be 6.2% and 5.8% for 1997 and 1996, respectively, which is based on Belo's weighted average borrowing rates during the periods.

(h) Reversal of TVFN minority interest included in the consolidated results.

(i)      Income tax effect of pro forma adjustments.

(j) Earnings per share based upon the weighted average number of shares of Belo common and common equivalent shares outstanding, including 25,395,000 shares of Series A Common Stock issued in connection with the acquisition, as if they had been issued at the beginning of the year.

(k) To reflect the pro forma effect of PJC increasing its investment and obtaining a controlling interest in TVFN as if the transaction had been effected as of the beginning of 1996.